OMB APPROVAL

OMB Number: 3235-0419

Expires: February 28, 2006

Estimated average burden

hours per response. . . . . . 33.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-SB

AMENDMENT NO. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

OF SMALL BUSINESS ISSUERS

Under Section 12(b) or (g) of The Securities Exchange Act of 1934

_____________FalconTarget, Inc._____________

(Name of Small Business Issuer in its charter)

Delaware	34-1996523
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 4201 Massachusetts Ave NW #8037C, Washington, DC 20016

(Address of principal executive offices)            (Zip Code)

Issuer’s telephone number (202) _364-8395_________________________

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which to be so registered each class is to be registered
N/A	N/A

Securities to be registered under Section 12(g) of the Act:

____Common Stock without par value____

(Title of class)

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Table of Contents

Part I............ 3

Forward Looking Statements......... 3

Item 1. Description of Business................. 3

Risk Factors 5

Prior Blank Check Experience........ 8

Item 2. Management’s Discussion and Analysis or Plan of Operation. 8

Off-balance sheet arrangements... 11

Item 3. Description of Property............... 11

Item 4. Security Ownership of Certain Beneficial Owners and Management............. 11

Item 5. Directors and Executive Officers, Promoters and Control Persons.. 12

Common Stock 14

Preferred Stock 15

Transfer Agent 15

PART II...... 15

Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.. 15

Item 5. Indemnification of Directors and Officers.. 17

Item 1. Index to Exhibits.. 25

                              SIGNATURES................... 25

Part I

Forward Looking Statements

In this registration statement references to "FalconTarget," "we," "us," and "our" refer to FalconTarget, Inc. of Delaware.

This Form 10-SB contains certain forward-looking statements.  For this purpose any statements contained in this Form 10-SB that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. By their nature these statements involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure by us to successfully develop business relationships or consummate a business transaction, as defined below.

Item 1. Description of Business.

FalconTarget was incorporated on May 28, 2004 in the State of Delaware to engage in any lawful activity under the laws of Delaware. We are a development stage company, whose activities to date have been limited to the organization of the company, the filing of this registration statement and activities incidental thereto. We have not conducted any research, development or other business, and have not been involved in any bankruptcy, receivership or similar proceeding, or any material reclassification, merger, consolidation, or purchase or sale of assets. We have offered no products or services, and have never owned any patents, trademarks, licenses, franchises, concessions, royalty agreements, labor contracts or other intellectual or intangible property. For these reasons we may incur net operating losses which will increase continuously until we can consummate a Business Transaction that is profitable. There is no assurance that we will be able to identify a profitable opportunity and consummate a Business Transaction.

We are a “blank check” company, also often referred to as a “shell” company, whose purpose is to engage in a reverse merger transaction with a private company, acquire assets or engage into other yet unspecified business or businesses (a “Business Transaction”). The term ”reverse merger” refers to a transaction where a private company seeks public listing and becomes a publicly traded company. The private company shareholders gain control of the public company by merging it in with their private company. Typically, the private company shareholders receive the majority of the shares of the public company (normally 85% to 95%) and the original public shareholders retain the remaining shares, and the combined entity may change its name to that of the private company. Officers and directors may be appointed or elected by the formerly private company's shareholders.

We will attempt to locate and negotiate with such a company. A Business Transaction is likely take one of several forms. If we consummate a reverse merger, it is likely to be a:

·       Stock for stock exchange: we would exchange stock in our company for ownership interests the private company;

·       Merger; or

·       Stock for asset exchange:  we would exchange stock in our company for the assets of a privately held company. However, to trade the new shares of the combined public company it must first register the shares with the SEC.

Other Business Transactions could take one of the following forms, without limitation:

·       Purchase of assets;

·       joint venture;

·       franchise agreements;

·       licensing agreement.

We anticipate that such a reorganization will be tax free under the Internal Revenue Code (“IRC”).

We believe that there are numerous firms seeking the perceived benefits of a fully reporting public company. Such perceived benefits may include facilitating or improving the terms on which additional financing may be sought. Relative to a private enterprise, a public company may more successful in attracting potential investors and investment banking firms for the purposes of raising additional funds.

The consummation of a Business Transaction will dilute the holdings of our existing shareholders. We expect that our existing shareholders will hold only a small fraction of the equity of FalconTarget or its successor after a Business Transaction.

There is no assurance that we will be able to find a private company to merge with. We have not identified any potential acquirers and will not be able to establish a marketing organization for ourselves. Even if we do find a potential acquirer, there is no guaranty that ultimately the negotiations will lead to a Business Transaction.

The market for “blank check” companies is highly competitive and many well-funded and experienced organizations, including venture capital funds broker/dealers and investment banks, are offering similar businesses for sale. We are at a disadvantage when competing with these offerings.

The Securities and Exchange Commission, as well as many states, has issued rules and regulations governing the activities of “blank check” companies such as us. This includes limitations on the issuance, sale, transfer and re-sale of our securities. Relevant thereto, Mr. Serge Atlan and Mr. Thomas Kirchner, our principal shareholders, have expressed an intention not to sell their respective shares until we have consummated a Business Transaction, and we are no longer classified as a "blank check" company. To ensure that any state laws are not violated through the resale of our securities, we will refuse to register the transfer of any of our securities to residents of any state which prohibits such resale if no exemption is available for such resales - see “Risk Factors” below in this “Item 1”. We do not anticipate that a secondary trading market for our securities will develop in any state until subsequent to consummation of a Business Transaction, if at all.

We do not expect to be affected by environmental regulations prior to the completion of a Business Transaction.

We are filing this registration statement on a voluntary basis, pursuant to section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), in order to ensure that public information is readily accessible to all shareholders and potential investors, and to increase our access to financial markets. We are not planning to make an offering of “blank check” securities. We do not intend to undertake any offering of our securities, either debt or equity, until such time as we have successfully implemented our business plan, as described herein. Following the effective date of this registration statement, we will be required to comply with the reporting requirements of the Exchange Act.  We will file annual, quarterly and other reports with the Securities and Exchange Commission ("SEC").  We also will be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish an annual report with audited financial statements to our stockholders.

The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FalconTarget, which is located at http://www.sec.gov. Our Internet address is http://www.FalconTarget.com, and our management intends to publish certain information about FalconTarget at this address in the future, including copies of ownership reports required under section 16 of the Exchange Act.

Risk Factors

Our business is subject to several risk factors, including without limitation the following:

We have no operating history, no revenue and only minimal assets. We have no  operating history and have received no revenues or earnings from operations. We have no significant assets or financial resources. We expect to generate net operating losses, at least until we complete a Business Transaction. These losses will increase continuously at least until we complete a Business Transaction. There is no assurance that we will complete a Business Transaction. We will continue to rely on our directors and shareholders to bear all expenses related to our operations for the foreseeable future.

Our business plan is speculative. Our business plan depends on our ability to consummate a Business Transaction. We have not yet identified any private company that might be interested in entering into a Business Transaction with us, and there is no assurance that we will be able to complete such a transaction. We have not specified a particular sector or characteristics of private companies that we want to combine with. If we complete a Business Transaction, we may do so with another development stage company that generates operating losses.

There is no established market in our securities. Our securities do not trade on an exchange, NASDAQ, the bulletin board or pink sheets. Therefore, it will be difficult to obtain information regarding the market value of or to effect transactions in our securities. See “Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters” in Part II below.

Regulations restrict the sale and resale of our securities. Our securities are not tradable freely  because they were issued by a blank check company in a private transaction rather than a public offering. This means that our securities can not be resold unless registered under the Securities Act of 1933. We intend to register our securities under the Securities Act of 1933 subsequent to a Business Transaction. There is no established market in our securities. In addition, resale and transfer of our shares may be restricted under the blue sky regulations of some states unless exemptions apply. We do not plan to register our securities with any states prior to consummating a Business Transaction. If we register our securities, we expect them to fall under “Penny Stock” regulations promulgated by the SEC – see “Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters” in Part II below.

State “Blue Sky” restrictions on the resale of our securities. The transfer of our securities is very limited because many states have enacted regulations under so-called "blue sky" laws restricting or, in many instances, prohibiting, the initial sale and subsequent resale of securities of "blank check" companies such as the company within that state. Moreover, other states, while not specifically prohibiting or restricting "blank check" companies, may not register our securities for sale or resale in their states. Therefore, we have currently no plan to register any of our securities with any state. To ensure that state laws are not violated through the resale or transfer of our securities, we will refuse to register the transfer of our securities, to residents of any state, which prohibit such resale or if no exemption is available for such resale. We do not anticipate that a secondary trading market for our securities will develop in any state until subsequent to consummation of a Business Transaction, if at all.

Investment Company Act. We may become subject to the rules and regulations under the Investment Company Act of 1940, as amended. This could occur if we acquire investment securities that do not require us to participate actively in the management of its issuer. In addition, we could become an 'inadvertent investment company' if were to hold investment securities temporarily exceeding 40% of our assets. This situation could arise, for example, in the time between raising and investing capital.

Other government regulations. Any Business Transaction we may consummate may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time consuming and expensive process. We may become subject to environmental, national security or labor regulations. If we consummate a Business Transaction with a company that has operations located or does business outside the United States, we may also become subject to laws and regulations of foreign governments.

We have no employees and only two directors and officers. We have no employees and only two directors and officers, who are responsible for the operations of FalconTarget. Both directors have other business interests that they continue to pursue while also serving us – see below: “Item 5. Directors and Executive Officers, Promoters and Control Persons.” As a result, they will allocate only a limited fraction of their time to the management of FalconTarget.

Our directors and officers have conflicts of interest. Both directors are involved with FalconTarget, Inc., another blank check company, and may become involved with other blank check companies that compete directly with us. Mr. Serge Atlan is serving as a principal and director of Atlantic Republic Securities Corp., a National Association of Securities Dealer (NASD) member firm – see below: “Item 5. Directors and Executive Officers, Promoters and Control Persons.” Both directors are engaged in related party transaction with us – see “Item 7. Certain Relationships and Related Transactions.”

We operate in a competitive market. A large number “blank check” companies similar to us is in the market searching for Business Transactions. Many of these companies are sponsored by established and well-capitalized entities that market these companies very aggressively. Certain public shells are formerly operating companies that already have a large base of shareholders and an established market in their securities. We will be at a competitive disadvantage to these offerings.

Dilution. Subsequent to the consummation of a Business Transaction our existing shareholders are likely to own only a small percentage of the combined entity. The former owners of a private company that we would combine with will probably own a significant majority of the combined entity and will exercise full control over it.

Discontinuity of control and management. We anticipate that our current management will no longer control the combined firm after a Business Transaction. The management of the previously privately held firm will manage the combined entity. This management team may have no prior experience in managing the affairs of a public company.

Tax status of Business Transactions. We anticipate that a Business Transaction will be structured as a tax-free reorganization for both companies under the applicable provisions of the IRC. However, there is no guaranty that a Business Transaction that we may engage in will meet all the requirements to remain tax-free. We could be adversely affected if taxes were imposed, or if the tax-free status of a reorganization were disallowed.

Uncertain value. As there is no trading in our securities, the value of our shares has not been determined by a market. If a market were to develop and we issue additional securities in a business transaction, the price of our securities could be depressed if these securities enter the market. Similarly, the value could be depressed if the owners of our currently issued securities sell a number of securities that is large relative to typical trading volumes in our securities.

Liquidity and Capital Resources. Due to our losses, we have not been able to reimburse our directors for expenses related to our operations. We believe that our directors will continue to provide sufficient non-interest bearing advances to provide the majority of the cash necessary to meet our working capital needs through the next twelve months. There can be no assurance, however, that additional advances will be available on acceptable terms or at all, and the failure to obtain additional funds as needed may have an adverse effect on our ability to continue to operate and may not allow us to take advantage of future opportunities.

Prior Blank Check Experience

Our directors have no significant prior experience in the management of “blank check” companies. Both of our directors have only limited previous experience launching and operating “blank check” companies such as FalconTarget. The management of such a company may be different than what our directors are familiar with from their other business experiences. Both directors launched the following blank check company:

Name	Registration date	Current status of filings	SEC file number
INverso Corp.	August 10, 2004	Registration statement not yet effective	000-50898

INverso Corp., has had no activities to date other than its formation and the filing of its registration statement. The management of INverso Corp. intends seek suitable Business Transactions after the effectiveness of its registration statement.

Item 2. Management’s Discussion and Analysis or Plan of Operation.

Our business plan is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. Our management has unrestricted discretion in seeking and participating in a Business Transaction, subject to the availability of such opportunities, economic conditions and other factors. Management may acquire or participate in a Business Transaction based on the decision of management which will, in all probability, act without consent, vote, or approval of our shareholders. At the present time we have not identified any Business Transaction that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition.

We do not and will not have any capital to attract the owners of Business Transactions who desire significant cash or other assets. However, we believe that the opportunity to acquire a controlling ownership interest in a publicly registered company may attract a private companies for several reasons:

·       lower cost, shorter timeframe and less dilution than going public through an IPO;

·       use of public equity for future acquisitions;

·       higher prestige and better public visibility;

·       compliance with a requirement for admission to quotation on the NASD OTC Bulletin Board or on the Nasdaq SmallCap Market;

·       easier capital raising and borrowing from banks or other financial institutions;

·       employees may find compensation through stock or options more attractive if their employer is a public company;

·       better ability to transfer stock or other securities;

·       in the case of foreign companies: entry into the U.S. securities markets, enhanced credibility with U.S. customers, easier mergers or acquisitions in the U.S.;

·       facilitation of succession or retirement planning for owner/managers.

There are also several disadvantages for private companies from going public through a merger with us:

·       no aftermarket support through underwriters;

·       no capital raised;

·       increased regulation;

·       requirement for audited financial statements;

·       required publication of corporate information;

·       required filings of periodic reports with the SEC.

Some of the above disadvantages are general aspects of public companies are not specifically linked to going public through a reverse merger.

We believe that our plan of operations will be conducted through the efforts of Serge Atlan and Thomas Kirchner, and will not require any additional funds. It is anticipated that Mr. Atlan and Mr. Kirchner will furnish us with Business Transaction candidates. We may or may not use any notices, advertisements or third parties in our search for Business Transactions. Our management will also investigate specific Business Transactions and negotiate, draft and execute relevant agreements, disclosure documents and other instruments. We may engage broker/dealers, including Atlantic Republic Securities Corp. which is owned by Mr. Serge Atlan, or investment banking firms to introduce us to candidates for Business Transactions.

The selection of a Business Transaction in which to participate is complex and extremely risky and will be made by management in the exercise of its business judgment. We have not conducted any research to verify the existence of demand for our business plan. There is no assurance that we will be able to identify and acquire any Business Transaction which will ultimately prove to be beneficial to us and our shareholders.

Prior to making a decision about participation in a Business Transaction, we plan to obtain written materials regarding the Business Transaction including, without limitation, a description of products, services and company history; management resumes; financial information; available projections with related assumptions; evidence of existing patents, trademarks or service marks or rights thereto; present and proposed forms of compensation to management; a description of transactions between the prospective entity and our affiliates during relevant periods; a description of present and required facilities; an analysis of risk and competitive conditions; and other relevant information. In many instances, however, we anticipate that the historical operations of a specific Business Transaction may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. We will be dependent upon the owners of a Business Transaction to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

If a Business Transaction were to be consummated, it would involve typically the transfer of a controlling interest in FalconTarget to such company or its controlling shareholders. Management of FalconTarget would most likely vest with the management of of the other company, and our current management, officers and directors are unlikely to be involved with FalconTarget's management after a Business Transaction. Our shareholders will in all likelihood hold a substantially lesser percentage ownership interest in FalconTarget following any Business Transaction.

The legal structure or method deemed by management to be suitable will be selected based upon our review and our relative negotiating strength. Such structure may include, but is not limited to, leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. We will participate in a Business Transaction only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

We are classified as a 'blank check' company under rules of the SEC and certain states. Under these regulations the public sale of securities of blank check companies is limited.  We will not make any efforts to cause a market to develop in our securities until such time as we have successfully implemented our business plan and FalconTarget is no longer classified as a blank check company. We anticipate that additional securities may be registered and issued subsequent to a Business Transaction. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the future value of our securities, if such a market develops, of which there is no assurance. The completion of any Business Transaction may result in a significant dilution to our present stockholders.

We currently have no employees. Our management expects to confer with consultants, attorneys and accountants as necessary. We do not anticipate a need to engage any full-time employees so long as we are seeking and evaluating Business Transactions. We will determine the need for employees based upon the specific Business Transaction. The amount of time spent by Messrs. Atlan and Kirchner on the activities of FalconTarget is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a Business Transaction to an essentially quiet time when activities of management focus elsewhere. It is not possible to predict the amount of time that will be required to spend to review a suitable target company. Messrs. Atlan and Kirchner will not perform any services on behalf of FalconTarget until after the effective date of this registration statement and will provide their services thereafter without charge or repayment by FalconTarget. We will not borrow any funds to make any payments to our management, its affiliates or associates. Upon consummation of a Business Transaction the number of employees may increase, depending on the nature and size of the Business Transaction.

Since inception, we have had no revenues or sales and primarily financed our operations through the sale of our common stock and loans. We believe that our current cash needs can be met by loans from our directors, officers and shareholders for at least the next twelve months. However, if we obtain a Business Transaction, it may be necessary to raise additional capital. This may be accomplished by selling our common stock. Our management intends to actively seek Business Transactions during the next twelve months.

Off-balance sheet arrangements

We currently have no off-balance sheet contracts or other off-balance sheet arrangements.

Item 3. Description of Property.

We currently maintain a mailing address at c/o Thomas Kirchner, 4201 Massachusetts Avenue N.W., Washington, DC 20016. We pay no rent for the use of this mailing address. We do not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out our plan of operations described herein.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

As of May 31, 2004, there were 22,000,000 shares of beneficial ownership in FalconTarget outstanding. The following table sets forth the beneficial owners of 5% of our securities as well as ownership by managers, officers and directors. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Serge Atlan 320 Plaza Real Boca Raton, FL 33432	11,000,000	50%
Common Stock	Thomas Kirchner 4201 Massachusetts Ave NW Washington, DC 20016	11,000,000	50%
Common Stock	All Directors and Officers as a Group	22,000,000	100%

Item 5. Directors and Executive Officers, Promoters and Control Persons.

The following information with respect to the principal occupation or employment of each director and executive officer and in regard to other affiliations and business experience during the past five years, has been furnished to us by the respective directors.

The table below sets forth the names, ages, positions and terms of office of our officers and directors.

Name	Age	Position	Term
Serge Atlan	47	Director	Through May 2005
Thomas Kirchner	35	Director	Through May 2005

Mr. Serge Atlan has served as Chairman of our Board of Directors and director since FalconTarget's inception. He is also the owner and principal of Atlantic Republic Investment Company and its subsidiary Atlantic Republic Securities Corp., a broker/dealer based in Westport, Connecticut that has been registered with the National Association of Securities Dealers and the Securities and Exchange Commission since 1992. Atlantic Republic Securities Corp. has not carried customer funds for several years nor does it currently have any intention of doing so in the foreseeable future. It has not participated in firm commitments, underwritings or private placements It has only traded equities for its own account for several years. Since March 1998, Mr. Serge Atlan has also been the founder and co-founder of various private ventures such as NetItrust Inc., Secretseal Inc., Yconcept Inc., Via Directory Inc., and BriteSmart Corp., all of those companies are or were technology related companies.  In the aggregate, Mr. Atlan spends less than 10% of his time on the management of those companies.

Mr. Thomas Kirchner has served as a director of FalconTarget since its inception. He is simultaneously president and portfolio manager of the Pennsylvania Avenue Funds, a mutual fund registered with the SEC, and also acts as the principal of Pennsylvania Avenue Advisers LLC, an SEC-registered transfer agent, EDGAR filing agent and investment adviser. From 1999 until 2004 he was retained by Fannie Mae as a financial engineer. As president of the Pennsylvania Avenue Funds, he serves on the board of trustees of that issuer.

There are no family relationships between our directors. Mssrs. Atlan and Kirchner  jointly own the website www.corporate-insiders.com, an EDGAR filing solution provider. They have agreed to waive usage fees if we utilize this website from time to time to submit filings to the EDGAR system, at least until we consummate a Business Transaction. Since May 2004 they have been also shareholders and directors of FalconTarget, Inc.

During the last five years, none of our directors, persons nominated to become a director, executive officers, promoters or control persons has been involved in:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Conflicts of Interest

Our directors intend to become involved with other blank check issuers in the future which may compete directly or indirectly with us. Consequently, they face potential inherent conflicts of interest in acting as an officer and director of FalconTarget. If we conduct business with other firms that our directors and officers are involved in, additional conflicts may arise, including non-arms length transactions. In addition, insofar as Messrs. Atlan and Kirchner are engaged in other business activities, they may devote only a portion of their time to the affairs of FalconTarget. A conflict may arise in the event that another blank check company with which our directors are affiliated also actively seeks a Business Transaction. It is anticipated that Business Transactions will be located for FalconTarget and other blank check companies in chronological order of the date of formation. However, other blank check companies may differ from FalconTarget in certain items such as place of incorporation, number of shares and shareholders, types of authorized securities, or other items. A Business Transaction may prefer a certain blank check company formed after FalconTarget. In such case, a Business Transaction might be negotiated on behalf of the more suitable or preferred blank check company.

Mr. Serge Atlan is serving as an officer, broker, and director of a National Association of Securities Dealer (NASD) member firm, Atlantic Republic Securities Corp.

Mr. Thomas Kirchner is the principal and owner of Pennsylvania Avenue Advisers LLC, which acts as transfer agent for our securities. Pursuant to the agreement between us and Pennsylvania Avenue Advisers LLC, the transfer agent services are provided without charge until we consummate a Business Transaction.

Messrs. Atlan and Kirchner also own www.corporate-insiders.com, an EDGAR filing solution provider. They have agreed to waive usage fees if we utilize this website from time to time to submit filings to the EDGAR system, at least until we consummate a Business Transaction.

Item 6. Executive Compensation.

Our directors and officers do not receive any compensation for their services from FalconTarget. We will reimburse our directors for any reasonable expenses they incur in connection with the organization and operation of FalconTarget.

Item 7. Certain Relationships and Related Transactions.

In order to allow us to maintain our liquidity, our directors, who are our controlling shareholders, have paid certain expenses related to our operations and have not yet requested reimbursement for these expenses.

Mr. Serge Atlan is the principal of Atlantic Republic Securities Corp, which may search for Business Transactions on behalf of FalconTarget.

Mr. Thomas Kirchner is the principal and owner of Pennsylvania Avenue Advisers LLC, which acts as transfer agent for our securities. Mr. Kirchner acts as attorney-in-fact for FalconTarget, Inc. Pursuant to the agreement between us and Pennsylvania Avenue Advisers LLC, transfer agent services are provided without charge until we consummate a Business Transaction.

Item 8. Description of Securities.

We have authorized 100,000,000 shares of common stock without par value, of which 22,000,000 are issued and outstanding, as well as 20,000,000 shares of preferred stock with par value of $0.001, of which none are issued or outstanding.

Common Stock

Our Articles of Incorporation authorize us to issue up to 100,000,000 shares of Common Stock without par value. There are currently 22,000,000 shares of Common Stock issued and outstanding. All outstanding common shares are legally issued, fully paid and non-assessable. Each holder of our Common Stock is entitled to one vote on matters requiring the vote of shareholders. Holders of our Common Stock are also entitled to a pro-rata share of dividends that may be declared from time to time by our Board of Directors out of funds legally available for dividends. Our ability to pay dividends may be restricted, without limitation, by covenants included in borrowing arrangements that we may enter into in the future, as well as by dividend payments due to holders of Preferred Stock. Holders of our Common Stock have no preemptive rights to acquire additional shares of Common Stock or any other securities.

In the event of a liquidation of FalconTarget holders of Common Stock are entitled to a pro-rata share of proceeds after all of our other legal liabilities have been satisfied, including required payments due to holders of Preferred Stock, if any.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of Preferred Stock with par value of $0.001, each of which is convertible into one share of Common Stock at the election of the holder. No Preferred Stock is outstanding currently, and none has ever been issued or redeemed. The Board of Directors may decide to authorize and issue additional preferred shares in the future, which could affect the rights of the holders of other series or classes of preferred stock and also of holders of Common Stock. We have no plans to issue Preferred Stock prior to consummating a Business Transaction. If Preferred Stock were issued, the rights of existing holders of Common Stock would be diluted. In this way, holders of Preferred Stock could influence the outcome of a shareholder vote, including a vote regarding the consummation of a Business Transaction.

Preferred Stock has preference over Common Stock for dividends and in the event of a liquidation of FalconTarget, holders of Preferred Stock would have to be redeemed in full prior to payments to holders of Common Stock.

Additional information about our Common Stock and Preferred Stock can be found in our Articles of Incorporation and Bylaws which are incorporated herein by reference.

Transfer Agent

Pennsylvania Avenue Advisers LLC acts as transfer agent for our securities – see “Item 7. Certain Relationships and Related Transactions.”

PART II

Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no public trading market for our securities at this time and there is no assurance that a regular trading market will develop, or if developed, will be sustained. We have not applied for a listing on any public trading exchange. Following a Business Transaction we intend to apply for a listing of our stock on NASDAQ, if it meets the listing requirements, or if it does not meet the requirements, for inclusion in the over-the-counter market on the so-called “Pink Sheets” or the “OTC Bulletin Board.”

In order to qualify for a listing on NASDAQ we will need to have $4,000,000 in net tangible assets, or $50,000,000 in market capitalization, or $750,000 net income in our latest fiscal year or last two or three fiscal years, as well as a minimum bid price of $4.00 for our stock. For continued listing we will need to maintain $2,000,000 in net tangible assets, or $35,000,000 in market capitalization, or $500,000 net income in our latest fiscal year or last two or last three fiscal years, a $1,000,000 market value of our publicly-traded securities as well as 500,000 shares in public float. Furthermore, for continued inclusion we will need two market-makers and a minimum bid price of $1.00 per share.

In order to qualify for the OTC Bulletin Board our stock must have at least one market maker who makes appropriate filings with the NASD, and we must be an “Exchange Act reporting company” which is current on its reporting requirements under section 13 of the Securities Exchange Act.

There are no specific requirements for the so-called “Pink Sheets.”

The SEC has promulgated rules affecting so-called “Penny Stocks,” which are defined in Rule 15g-9 as equity securities whose market price is less than $5.00. We anticipate that our stock will fall under this Rule. Transactions in Penny Stocks are restricted and regulated in several ways:

1.    Brokers must approve a client's account for transactions in Penny Stocks by obtaining information about the client's financial situation and making a determination that Penny Stocks are suitable for the client, or that clients have sufficient experience to evaluate the investment in a Penny Stock themselves;

2.    Brokers must receive a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased;

3.    Brokers must deliver to the client prior to a transaction in Penny Stocks a written disclosure statement highlighting the basis for the suitability decision, as well as that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

4.    Brokers must furnish their clients with monthly account statements with recent price information about the client's Penny Stocks and setting forth information about the limited market in Penny Stocks.

These regulations could make it more difficult for investors to transact in our shares, and therefore, a market in our securities may be less developed than that of otherwise similar issuers who are not subject to “Penny Stock” regulations.

Our Common Stock is currently held by two owners of record. We do not anticipate transactions in our stock prior to the consummation of a Business Transaction.

We have never paid any dividends and do not anticipate doing so prior to consummating a Business Transaction. There is no guaranty that we will be able to pay dividends subsequent to the consummation of a Business Transaction.

As we do not have any employees, we do not intend to issue securities under equity compensation plans and will not register any securities pursuant to such a plan prior to consummating a Business Transaction. Under regulations proposed by the SEC our future ability to issue securities under an equity compensation plan could be restricted for a period of time immediately following the consummation of a Business Transaction.

Item 2. Legal Proceedings.

We are not and have never been party to legal proceedings, and have no knowledge of any indication or threat of legal action. We are not aware of any proceedings contemplated by a government authority.

Item 3. Changes in and Disagreements with Accountants.

We have not changed accountants since our formation and have no disagreements with the findings of our accountants.

Item 4. Recent Sales of Unregistered Securities.

During the last three years we have sold 20,000,000 shares in reliance upon an exemption provided by section 4(2) of the Securities Act without advertising or conducting a general solicitation, and without use of an underwriter. 11,00,000 of these securities were sold to Mr. Serge Atlan for $50 and 11,000,000 to Mr. Thomas Kirchner for $50, giving us total proceeds of $100. Resale of these securities is restricted without prior registration. We anticipate to register all securities currently outstanding upon the consummation of a Business Transaction.

Item 5. Indemnification of Directors and Officers.

We have executed agreements to indemnify our Directors and Officers to the fullest extent possible under Delaware law against all reasonable expenses including attorneys' fees, costs, judgments, penalties, fines and amounts paid in settlement in connection with actions, suits or proceeding brought due to the fact that they are or were a directors, officers, employees or agents of FalconTarget. Indemnification continues after a director of offices has left he company to the extent that a claim is covered under the agreement. The indemnification agreement contains a number of exclusions, such as claims arising from disgorgement of profits pursuant to violations of section 16(b) of the Securities Exchange Act of 1934, knowingly fraudulent conduct, certain proceedings initiated by the indemnitee, and certain other exclusions.

Indemnification of Directors, Officers or other persons controlling FalconTarget against liabilities arising under the Securities Act is, in the opinion of the SEC, against public policy and therefore unenforceable.

PART F/S

Independent Auditor's Report

To the Board of Directors and Stockholders
of FalconTarget, Inc.
42011 Massachusetts Avenue
NW 8037C
Washington, DC 20016

I have audited the accompanying balance sheet of FalconTarget, Inc. (a Delaware corporation) as of June 30, 2004, and the related statements of income, retained earnings, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FalconTarget, Inc. as of June 30, 2004, and the results of its operations and its cash flows for the period then ended in conformity with auditing principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has a substantial dependence on the success of a particular project, which raises substantial doubt about its ability to continue as a going concern. Management's  plans regarding those matters are described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Walden Certified Public Accountant, P.A.

Boca Raton, FL 33431
July 9, 2004

FalconTarget, Inc.
A DEVELOPMENT STAGE COMPANY
AUDITED BALANCE SHEET
JUNE 30, 2004

ASSETS

CURRENT ASSETS:
CASH	$ 100.00
TOTAL CURRENT ASSETS	100.00

TOAL ASSETS:	$ 100.00

LIABILITIES AND STOCKHOLDER'S EQUITY

LONG-TERM DEBT, NET OF CURRENT PORTION:
LOAN FROM SHAREHOLDERS	1,244.38
TOTAL LONG-TERM DEBT, NET OF CURRENT PORTION	1,244.38

STOCKHOLDER'S EQUITY:
COMMON STOCK, NO PAR VALUE; AUTHORIZED
100,000,000 SHARES; ISSUED AND OUTSTANDING:
22,000,000 SHARES	0.00
PAID-IN CAPITAL	100.00
ACCUMULATED DEFICIT DURING DEVELOPMENT STAGE	(1,244.38)
TOTAL STOCKHOLDER'S EQUITY	(1,144.38)

EARNINGS PER SHARE:
NET LOSS OF -1,244.38; 22,000,000 WEIGHTED AVERAGE
NUMBER OF COMMON SHARES OUTSTANDING	(1,244.38)
BASIC LOSS PER COMMON SHARE	$ (0.000057)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 100.00

SEE ACCOMPANYING NOTES AND AUDITOR'S REPORT

FalconTarget, Inc.
A DEVELOPMENT STAGE COMPANY
AUDITED STATEMENT OF INCOME
PERIOD ENDED JUNE 30, 2004

REVENUE
INCOME	0.00
TOTAL REVENUE	0.00

COST OF SALES	0.00

TOTAL COST OF SALES	0.00

GROSS PROFIT	0.00

EXPENSES
ACCOUNTING	1,000.00
AUDIT	0.00
CORPORATE SEAL	0.00
DUES AND SUBSCRIPTIONS	114.00
FRANCHISE TAX	0.00
INCORPORATION	0.00
POSTAGE	2.38
PRINTING AND REPRODUCTION	3.00
STOCK CERTIFICATE	0.00
TAX	125.00

TOTAL EXPENSES	1,244.38

NET INCOME	(1,244.38)

SEE ACCOMPANYING NOTES AND AUDITOR'S REPORT

FalconTarget, Inc.
A DEVELOPMENT STAGE COMPANY
AUDITED STATEMENT OF RETAINED EARNINGS
PERIOD ENDED JUNE 30, 2004

BEGINNING RETAINED EARNINGS	0.00
ADJUSTMENTS TO DATE	0.00
NET INCOME	(1,244.38)

SUBTOTAL	(1,244.38)

ENDING RETAINED EARNINGS	(1,244.38)

SEE ACCOMPANYING NOTES AND AUDITOR'S REPORT

FalconTarget, Inc.
A DEVELOPMENT STAGE COMPANY
AUDITED STATEMENT OF CASH FLOWS
PERIOD ENDED JUNE 30, 2004

YEAR TO DATE
CASH FLOW FROM OPERATING ACTIVITIES
NET INCOME	(1,244.38)
ADJUSTMENTS TO RECONCILE NET
INCOME TO NET CASH PROVIDED
BY OPERATING ACTIVITIES
ACCOUNTS PAYABLE	0.00

TOTAL ADJUSTMENTS	0.00

NET CASH PROVIDED BY OPERATIONS	(1,244.38)

CASH FLOW FROM INVESTING ACTIVITIES
USED FOR	0.00

NET CASH USED IN INVESTING	0.00

CASH FLOWS USED IN FINANCING ACTIVITIES
PROCEEDS FROM:	1,244.38
SHAREHOLDER'S LOAN	100.00
COMMON STOCK

USED FOR:
SHAREHOLDER'S LOAN	0.00
COMMON STOCK	0.00

NET CASH USED IN FINANCING	1,344.38

NET INCREASE (DECREASE) IN CASH	100.00

SUMMARY
CASH BALANCE AT END OF PERIOD	100.00
CASH BALANCE AT BEGINNING OF PERIOD	0.00

NET INCREASE (DECREASE) IN CASH	100.00

FalconTarget, Inc.
(A Development Stage Company)
Notes to Audited Balance Sheet for the year ended June 30th, 2004

NOTE 1. Summary of significant Business and Accounting Policies

a. Organization

In May of 2004, FalconTarget, Inc. (the “Company”) becamne a corporation by filing with the Delaware Secretary of State. The intent of the Company is to be a “blank check” company, or also referred to as a “shell” company.

b. Cash

As of the Date of the Audit, the Company has one bank account.

c.    Inventory

As of the Date of the Audit, the Company has no Inventory.

d.    Property and Equipment

As of the Date of the Audit, the Company has no Property and Equipment.

e. Current Liabilities

As of the Date of the Audit, the Company has no Current Liabilities.

f. Long Term Liabilities

The Company's Long Term Liability of Shareholder's Loan represents the money loaned by the Shareholders to the Company for the start-up costs of the corporation.

g. Loss Per Share

Loss per share amounts are based on the weighted average shares outstanding of 22,000,000 as of June 30, 2004.

h. Reclassification

Reclassification of expenses and liabilities occurred at the data entry level due to the categories set up by the Shareholder's who submitted the information. It has no effect on the balance of any one total account.

NOTE 2. Capitalization

The Company has authorized the issuance of 100,000,000 shares of common stock having no par value. Of those authorized, 22,000,000 have been issued and are outstanding.

NOTE 3. Statement of Income

As of the Date of the Audit, the Company has no Revenue or Cost of Sales. The expenses incurred as of the Date of the Audit are the start-up costs of the Company.

NOTE 4.

As of the Date of the Audit, the only activity affecting the Statement of Cash Flows were the start-up costs incurring the negative Net Income and the purchase of the Common Stock by the Shareholders giving the cash balance at the end of the period.

NOTE 6. Going Concern

Due to the development stage of the Company and the substantial dependence on the success of a particular project, a “reverse merger”, the Company's chances for survival depend solely on the success of that “reverse merger”.

NOTE 7. Management Plans and Intentions (Unaudited)

As a “blank check” or “shell” company filing a Form 10-SB, the Company anticipates to engage in a reverse merger transaction with a private company, acquire assets or engage into other yet unspecified business or businesses. The term “reverse merger” refers to a transaction where a private company seeks public listing and becomes a publicly traded company.

PART III

Item 1. Index to Exhibits.

(2)(a) Certificate of Incorporation - filed previously

(2)(b) Bylaws - filed previously

(6) (a) Transfer agent agreement - filed previously

(6) (b) Indemnification agreement for Serge Atlan - filed previously

(6) (c) Indemnification agreement for Thomas Kirchner - filed previously

(10) Consent of independent accountants. - filed previously

                              SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                          FalconTarget, Inc.

                          By: /s/ SERGE ATLAN______________________

                          Serge Atlan, Chairman

                          Date: September 20th, 2004

                         By: /s/ THOMAS KIRCHNER_____________________

                          Thomas Kirchner, President

                          Date: September 20th, 2004